UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) ofThe Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2005



                     SAND HILL IT SECURITY ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)



        Delaware                        0-50813                  20-0996152
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)

   3000 Sand Hill Road
   Building 1, Suite 240
   Menlo Park, California                                          94025
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  (650) 926-7022

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act

|_| (17 CFR 240.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into a Material Definitive Agreement.

     Sand Hill IT Security Acquisition Corp. (the "Company") entered into an M&A Advisory Services Agreement with Software Equity Group, L.L.C. ("SEG"), effective March 30, 2005 (the "Advisory Agreement"). Under the terms and conditions of the Advisory Agreement, SEG will assist the Company with respect to: (i) serving as the Company's financial and business advisor; (ii) researching and identifying potential acquisition or merger candidates; (iii) conducting initial discussions with potential acquisition or merger candidates;
(iv) assisting in evaluating proposed acquisition or merger candidates; (v) assessing for the Company management's internal use, the fair market value of any candidate which the Company is prepared to extend an offer to merger or acquire; (vi) assisting the Company in negotiation of the financial terms and structure of any prospective business transaction (a "Transaction"); and (iv) if requested by the Company, providing an introduction to the Company of financing sources known to SEG which may be willing to finance the Transaction.

     The Advisory Agreement is effective for a term of three (3) months unless extended by mutual agreement by both parties. Under the Advisory Agreement, the Company has agreed to pay: (i) a retainer fee equal to $25,000; and (ii) a success fee equal to (A) 2 1/2% of the first $30 million of the total consideration paid by the Company in connection with the Transaction (the "Consideration"), (B) 2% of any Consideration greater than $30 million and less than $50 million, and (C) 1 1/2% of any Consideration greater than $50 million. The success fee will be reduced if the Company enters into a Transaction with certain entities with which the Company has had previous contacts.


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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SAND HILL IT SECURITY ACQUISITION CORP.


Date:  April 4, 2005                   By:   /s/ Humphrey P. Polanen
                                             --------------------------------
                                       Name:     Humphrey P. Polanen
                                       Title:    Chief Executive Officer